UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                                       May 29, 1997
Date of Report (Date of earliest event reported)_______________________________

                          MAGNUM HUNTER RESOURCES, INC.

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             (Exact name of registrant as specified in its charter)


NEVADA                             1-12508                       87-0462881

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(State or other jurisdiction    (Commission                    (IRS Employer
of incorporation)                File Number)               Identification No.)



         600 East Las Colinas Boulevard, Suite 1200, Irving, Texas 75039

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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code            (972) 401-0752
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          (Former name or former address, if changed since last report)



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Item 5. Other Events.

The Registrant announced on May 29, 1997, that it had placed, through a Rule 144A private placement offering, $140 million in Senior Notes due 2007.

Net proceeds from the sale of the Senior Notes was used to completely repay the Registrant's outstanding senior term loan facility in the principal amount of $60 million and a substantial portion of the Registrant's outstanding revolving credit facility. The Notes have a 10% coupon, with interest payable on June 1 and December 1, commencing on December 1, 1997.

The offering was made through four initial Purchasers, being BT Securities Corporation, Paribas Corporation, First Union Capital Markets Corp., and PaineWebber Incorporated.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the Notes. The Notes offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.


Item 7.           Financial Statements and Exhibits.

         (c)      Exhibits

                  None




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  MAGNUM HUNTER RESOURCES, INC.


                                                    /s/ Gary C. Evans
                                                BY:____________________________
                                                    Gary C. Evans
                                                    President and CEO



Dated:   May 30, 1997



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